UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2011 (November 30, 2011)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Purdue exercise of option to commercialize Intermezzo® in the United States

On November 30, 2011, Transcept Pharmaceuticals, Inc. (“Transcept”) received notification from Purdue Pharmaceutical Products L.P. (“Purdue”) that Purdue has exercised its option to commercialize Intermezzo (zolpidem tartrate) sublingual tablet C-IV in the United States pursuant to the United States License and Collaboration Agreement, dated as of July 31, 2009, by and between Transcept and Purdue (the “Collaboration Agreement”). On November 23, 2011, the U.S. Food and Drug Administration (“FDA”) approved Intermezzo for use as needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. Intermezzo is not indicated for the treatment of middle-of-the-night insomnia when the patient has fewer than 4 hours of bedtime remaining before the planned time of waking.

Purdue informed Transcept that it plans to launch Intermezzo in the United States in the second quarter of 2012 and plans to invest approximately $100 million to support the sales and marketing of Intermezzo during the first year of commercialization.

Purdue—Transcept Collaboration Agreement summary

Under the terms of the Collaboration Agreement:

•

Purdue will assume responsibility for activities and expense associated with Intermezzo sales and marketing, manufacturing, patent defense and post-approval studies, and is obligated to commercialize Intermezzo in the United States using commercially reasonable efforts;

•	Purdue is obligated to pay Transcept tiered base royalties on net sales of Intermezzo in the United States ranging from the mid-teens up to the mid-twenty-percent level;

•

Purdue is obligated to pay Transcept a $10.0 million patent milestone payment upon the publication of either of two issued formulation patents in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, or Orange Book;

•

Purdue is potentially obligated to pay Transcept up to an additional $80.0 million upon meeting an additional intellectual property milestone and upon the achievement of certain net sales targets for Intermezzo in the United States;

•

Transcept is obligated to transfer the Intermezzo New Drug Application (“NDA”) to Purdue and Purdue is obligated to assume the expense associated with maintaining the NDA and further development of Intermezzo in the United States. Such expense includes costs associated with post-approval studies, which currently consist of a study of patient compliance with Intermezzo dosing instructions and pediatric use assessment in accordance with the Pediatric Research Equity Act; and

•

Purdue will lead patent defense and product liability defense efforts, and Transcept will share in patent defense related costs, capped at certain annual and aggregate amounts, and share in product liability costs.

Transcept has the option to begin co-promoting Intermezzo to psychiatrists in the United States as early as the first anniversary of commercial launch of Intermezzo and as late as approximately 4.5 years post-launch. Upon entry into the market under the co-promote option, Transcept is entitled to receive an additional co-promote royalty from Purdue on net revenue that is generated by psychiatrist prescriptions, ranging from 40%, if Transcept begins marketing to psychiatrists in the first month following the one year anniversary of commercial launch of Intermezzo in the United States, down to approximately 22%, if Transcept does not begin marketing to psychiatrists until 55 months after the commercial launch of Intermezzo. Net revenue qualifying for this additional co-promote royalty is limited by an annual cap of 15% of total Intermezzo annual net sales in the United States.

Purdue has the right to negotiate for the commercialization of Intermezzo in Mexico and Canada.

This summary is subject, and should be read in conjunction with, the full terms and conditions of the Collaboration Agreement and related agreements, as filed by Transcept on November 16, 2009 with the Securities and Exchange Commission, as an Exhibit to the Transcept Form 10-Q for the quarter ended September 30, 2009.

Conference call details

Transcept will host a conference call to discuss the exercise by Purdue of its option to commercialize Intermezzo on Thursday, December 1, 2011, at 8:30 am Eastern Time.

Conference Call Information

Date: Thursday, December 1, 2011

Time: 8:30 a.m. ET

Dial-in (U.S.): 877-638-4558

Dial-in (International): 914-495-8537

Forward looking statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the following: the expected timing for and the success of the commercial launch of Intermezzo by Purdue in the United States; Purdue plans to invest approximately $100 million to support the sales and marketing of Intermezzo during the first year of commercialization; expectation that Transcept patents will be published in the FDA Orange Book and expectations regarding the receipt of royalties and milestone payments from

Purdue under the Collaboration Agreement. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, include, but are not limited to, the following: achieving acceptance of Intermezzo by physicians, patients and third party payors; supplying sufficient quantities of Intermezzo from third party manufacturers and suppliers to meet anticipated market demand; the impact of competitive products and the market for Intermezzo generally; our dependence on our collaboration with Purdue; obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: December 1, 2011	By:	/s/ Marilyn E. Wortzman
	Name:	Marilyn E. Wortzman
	Title:	Vice President, Finance